UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 25, 2006

SYNUTRA INTERNATIONAL, INC.

DELAWARE	000-5061	13-4306188
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15200 Shady Grove Road, Suite 350
Rockville, Maryland 20850
(Address of principal executive offices)

Registrant's telephone number, including area code: 301-840-3888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a). Non-Reliance on Previously Issued Financial Statements and Related Audit Report

On September 25, 2006, the Audit Committee of the board of directors of Synutra International, Inc. (the “Company”) concluded that the financial statements (the “Financial Statements’) for the year ended March 31, 2006 and the quarters ended September 30, 2005, December 31, 2005 and June 30, 2006 should no longer be relied on. In the Financial Statements, the Company had accounted for an aggregate of 2,879,500 shares of the Company’s common stock (the “Shares”) issued to financial consultants and a finder for services related to the Company’s reverse acquisition as a charge to equity. The Financial Statements have been restated to record the value of the Shares as a cost of operations. The Financial Statements have also been restated to reflect the historical shares of common stock of the Company (Vorsatech) that were issued and the historical activities during the period prior to the reverse acquisition.

The Audit Committee discussed the matters disclosed in this filing with the Company’s independent accountant. The Company is correcting the Financial Statements by filing amendments to the applicable reports.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 28, 2006	SYNUTRA INTERNATIONAL, INC. By: /s/ Weiguo Zhang Weiguo Zhang, Chief Operating Officer